UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2019

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1911 Walker Ave., Monrovia, California		91016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of the Company (the “Annual Meeting”) was held on June 20, 2019.   44,472,846 shares of common stock were outstanding on the record date for the Annual Meeting (April 23, 2019) and entitled to vote at the Annual Meeting.  The voting was as follows:

1.	To elect five directors to serve for terms to expire in 2020 or until their successors have been elected and qualified.

	Number of Shares
	For	Withheld	Broker Non-Votes
Stephen Farrell	29,751,746	370,357	7,675,423
Caren Mason	29,872,689	249,414	7,675,423
John Moore	29,695,189	426,914	7,675,423
Louis Silverman	29,613,435	508,668	7,675,423
William Wall	29,738,042	384,061	7,675,423

2.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending January 3, 2020.

Number of Shares
For	Against	Abstain
37,454,184	337,859	5,483

3.	To hold an advisory vote to approve STAAR’s annual compensation program for non-employee directors.

Number of Shares
For	Against	Abstain	Broker Non-Votes
29,615,904	489,342	16,857	7,675,423

4.	To hold an advisory vote to approve STAAR’s compensation of its named executive officers.

Number of Shares
For	Against	Abstain	Broker Non-Votes
29,511,469	594,639	15,995	7,675,423

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

June 20, 2019	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer